Exhibit 99.1

TOWER BANCORP INC.

CONSOLIDATED BALANCE SHEET

(UNAUDITED)

	09-30-06	09-30-05
	(,000)	(,000)
ASSETS
CASH AND DUE FROM BANKS	$15,818	$11,336
INTEREST BEARING BALANCES WITH BANKS	97	3,057
FEDERAL FUNDS SOLD	—	1,475

INVESTMENTS	96,874	88,077

LOANS:	384,791	230,103
RESERVE FOR LOAN LOSSES	(3,529)	(2,102)

BANK PREMISES, FURNITURE & FIXTURES	9,642	4,117
OTHER REAL ESTATE OWNED	1,617	1,349
OTHER ASSETS	30,679	9,676

TOTAL ASSETS	$535,989	$347,088

LIABILITIES AND CAPITAL

DEMAND	$46,695	$27,251
SAVINGS	185,633	145,069
TIME	170,137	83,399

TOTAL DEPOSITS:	$402,465	$255,719

LIABILITIES FOR BORROWED MONEY	39,786	37,293
FEDERAL FUNDS PURCHASED	6,046	—
OTHER LIABILITIES	7,857	6,811

TOTAL LIABILITIES	$456,154	$299,823

EQUITY CAPTIAL
CAPITAL STOCK:
AUTHORIZED 5,000,000 SHARES
ISSUED 2,420,481 SHARES	$2,225	$2,225
SURPLUS	34,684	6,791
UNDIVIDED PROFITS	34,516	30,593
NET UNREALIZED GAIN (LOSS)	10,274	9,426
LESS: TREAS STOCK (2006 - 52,430 SHS)	(1,864)	(1,770)

TOTAL EQUITY CAPITAL	$79,835	$47,265

TOTAL LIABILITIES AND CAPITAL	$535,989	$347,088

BOOK VALUE	$33.71	$27.36